



<ARTICLE> 5
<MULTIPLIER> 1000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                              JAN-1-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                         724,100
<SECURITIES>                                         0
<RECEIVABLES>                                  383,200
<ALLOWANCES>                                     4,800
<INVENTORY>                                    131,900
<CURRENT-ASSETS>                             1,499,300<F1>
<PP&E>                                       1,458,100
<DEPRECIATION>                               (807,100)
<TOTAL-ASSETS>                               3,066,700<F1>
<CURRENT-LIABILITIES>                        1,463,800
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           800
<OTHER-SE>                                     290,900
<TOTAL-LIABILITY-AND-EQUITY>                 3,066,700
<SALES>                                        340,800<F2>
<TOTAL-REVENUES>                               348,600
<CGS>                                          209,600
<TOTAL-COSTS>                                  209,600
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               6,800<F3>
<INCOME-PRETAX>                                 19,400
<INCOME-TAX>                                     7,600
<INCOME-CONTINUING>                             11,800
<DISCONTINUED>                                 (2,600)<F4>
<EXTRAORDINARY>                               (35,200)<F5>
<CHANGES>                                            0
<NET-INCOME>                                  (26,000)
<EPS-PRIMARY>                                    (.35)
<EPS-DILUTED>                                    (.32)

<F1>     Includes net assets of discontinued operations of $8,000.
-------------------------------------------------------------------------------

<F2>     Excludes sales of $431,200 of the Packaging Business, which was classified as  a discontinued operation as of December 31, 1997.
         ----------------------------------------------------------------------

<F3>     Excludes interest expense allocated to Grace's discontinued operations of $13,300 ($8,700 after-tax).
         ----------------------------------------------------------------------

<F4>     Includes pretax operating income of the Packaging Business of $60,500
         ($39,900 after-tax), allocated interest expense of $13,300 ($8,700 after-tax), costs related to the Packaging Business transaction of $32,600 ($28,300 after-tax) and a related pension plan curtailment loss of $8,400 ($5,500 after-tax).
         ----------------------------------------------------------------------

<F5>      Reflects extraordinary loss on extinguishment of debt, net of tax.
-------------------------------------------------------------------------------


